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                                                                    EXHIBIT 99.6

                          INDEPENDENT AUDITORS' REPORT

The Washington Water Power Company
Spokane, Washington

  We have audited the accompanying consolidated balance sheets and statements of capitalization of The Washington Water Power Company and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income and retained earnings, cash flows, and the schedules of information by business segments for each of the three years in the period ended December 31, 1993. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement and schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements and schedules present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, the schedules referred to above present fairly in all material respects, the segment information of the Company and its subsidiaries in accordance with generally accepted accounting principles.

  As discussed in Notes 2 and 3 to the financial statements, the Company changed its methods of accounting for other post-employment benefits and income taxes effective January 1, 1993, to conform with Statements of Financial Accounting Standards No. 106 and 109.

DELOITTE & TOUCHE LLP

Seattle, Washington
January 28, 1994 (February 15, 1994 as to Note 14)